Exhibit 99.1

Sunpeaks Ventures Announces Clotamin available on Walgreens.com

SILVER SPRING, MD (03/08/12) Sunpeaks Ventures, Inc. (OTCBB: SNPK) (PINKSHEETS: SNPK) (the “Company” or “Sunpeaks Ventures”) and its wholly owned subsidiary Healthcare Distribution Specialist, LLC (“HDS”) are pleased to announce that Clotamin® is now available on Walgreens.com.

"The addition of Walgreens.com is an important step for the distribution of Clotamin.  Clotamin has a significant market to reach and this is just another step in the process,” stated Mackie A. Barch, CEO of Sunpeaks.  “We couldn’t be more excited to have our product available on Walgreens.com.”

Clotamin® is the world’s first specialized OTC multivitamin product designed exclusively for use by patients on Warfarin® or other anticoagulants (blood thinners).  According to BioMed Trends, in a report released by Global Industry Analysts, Inc., the global anticoagulants market is projected to surpass $11.2 billion by the year 2015, driven by an aging global population, rising incidence of cardiovascular diseases, cancers, and acute hip and knee complications, as well as emergence of innovative therapeutics targeting new and previously targeted clotting factors.

About Sunpeaks Ventures, Inc.

Sunpeaks Ventures, Inc. and its wholly owned subsidiary Healthcare Distribution Specialists, LLC ("HDS"), is a nationally focused, value-added distributor of specialty drugs and over-the-counter ("OTC") branded multivitamins to the healthcare provider market.   HDS also owns and markets Clotamin®, a specialized over-the-counter multivitamin product designed exclusively for use by patients also on Warfarin®, a popular blood thinner that has a long list of known adverse drug and food interactions.

For additional information, please visit www.sunpeaksventures.com.

Contact: Financial Insights 888-248-8491 or info@sunpeaksventures.com

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The words "forecast", "anticipate", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements.  These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Sunpeaks Ventures' actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements.  The risks, uncertainties and other factors are more fully discussed in Sunpeaks Ventures' filings with the U.S. Securities and Exchange Commission.  All forward-looking statements attributable to Sunpeaks Ventures herein are expressly qualified in their entirety by the above-mentioned cautionary statement.  Sunpeaks Ventures disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.